UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2015

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, the Board of Directors (the "Board") of Noodles & Company (the "Company") elected Dave Boennighausen as a Class III director of the Company. Mr. Boennighausen has been with the Company since 2004. He has served as the Company's Chief Financial Officer since July 2012, as the Vice President of Finance from October 2007 to March 2011 and as the Executive Vice President of Finance from April 2011 to June 2012. The Company issued a press release on August 24, 2015 announcing the appointment of Mr. Boennighausen to the Board. The full text of the press release is attached hereto as Exhibit 99.1.

Mr. Boennighausen was not a party to any arrangements or understandings with any other person pursuant to which he was elected as a director, and he has not engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K. Mr. Boennighausen is not expected to receive compensation for his service on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2015, the Board approved an amendment to the Amended and Restated Bylaws of the Company, effective August 21, 2015, which modifies a provision of such Amended and Restated Bylaws to expand the legal claims for which the Court of Chancery for the State of Delaware is the sole and exclusive forum.

The foregoing description of the amendments to the Company's Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Company's Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Noodles & Company, as amended August 21, 2015
99.1	Press Release dated August 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ PAUL A. STRASEN
Name:	Paul A. Strasen
Title:	Executive Vice President,
General Counsel & Secretary

DATED: August 24, 2015

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Noodles & Company, as amended August 21, 2015
99.1	Press Release dated August 24, 2015